EXHIBIT 99.1

United States Court of Appeals

For the Seventh Circuit

Chicago, Illinois 60604

DISMISSAL PER FRAP 42(b)

Date: June 19, 2006

By the Court:

No. 05-3343

MONOTYPE IMAGING, INCORPORATED, a Delaware corporation and INTERNATIONAL TYPEFACE CORPORATION, a New York corporation,

Plaintiffs - Appellants

v.

BISTREAM, INCORPORATED, a Delaware corporation,

Defendant - Appellee

Appeal from the United States District Court for the

Northern District of Illinois, Eastern Division

No. 03 C 4349, Amy J. St. Eve, Judge

Upon consideration of the MOTION TO DISMISS filed by the parties on 6/16/06,

IT IS ORDERED that this cause is DISMISSED, pursuant to Federal Rule of Appellate Procedure 42(b).

(1025-110293)

United States Court of Appeals

For the Seventh Circuit

Chicago, Illinois 60604

MONOTYPE IMAGING, INCORPORATED,	] Appeal from the United
a Delaware corporation and	] States District Court for
INTERNATIONAL TYPEFACE CORPORATION,	] the Northern District of
a New York corporation,	] Illinois, Eastern Division.
Plaintiffs-Appellants,	]
] No. 03 C 4349
No. 05-3343 v.	]
] Amy J. St. Eve,
BISTREAM, INCORPORATED, a Delaware	] Judge.
corporation,	]
Defendant-Appellee.	]
]

AGREED MOTION FOR VOLUNTARY DISMISSAL

In accordance with discussions held under Federal Rule of Appellate Procedure 33, the Appellant moves the Court to dismiss this appeal pursuant to Federal Rule of Appellate Procedure 42(b), each party to bear its own costs.

/s/ Paul F. Stack Attorney for Appellants	/s/ Jeffrey L. Snow Attorney for Appellee

June 16, 2006 Date	June 14, 2006 Date

Paul F. Stack	Jeffrey L. Snow
Stack & Filpi Chtd.	Kirkpatrick & Lockhart Nicholson
140 S. Dearborn St. Suite 411	Graham LLP
Chicago, Illinois 60603	One Lincoln Street
(312) 782-0690	Boston, MA 02111
(617) 261-3100